As filed with the Securities and Exchange Commission on June 25, 2021
File No._333-____________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Dominion Energy, Inc.
(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street
Richmond, Virginia 23219
(804) 819-2000
(Address of principal executive offices, including zip code)

Dominion Energy Salaried Savings Plan (f/k/a Dominion Salaried Savings Plan) Dominion Energy Hourly Savings Plan (f/k/a Dominion Hourly Savings Plan)
(Full Title of Plan)

Carlos M. Brown

Senior Vice President, General Counsel

and Chief Compliance Officer
Dominion Energy, Inc.
120 Tredegar Street,
Richmond, Virginia 23219
(804) 819-2000
(Name and address, including zip code, and telephone number, including area code, of agent of service)

With a Copy to:

Carter M. Reid

Dominion Energy, Inc.
120 Tredegar Street,
Richmond, Virginia 23219
(804) 819-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒Accelerated filer ☐

Non-accelerated filer   ☐Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (without par value)	12,500,000 shares	$74.87	$935,875,000	$102,104

(1)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)

Pursuant to Rule 457, these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on June 23, 2021.

EXPLANATORY NOTE

This Registration Statement relates to earlier filings for employee benefit plans, Dominion Energy Salaried Savings Plan (f/k/a Dominion Salaried Savings Plan) and Dominion Energy Hourly Savings Plan (f/k/a Dominion Hourly Savings Plan) (together, the Plan), and increases the number of shares of common stock, without par value, authorized and reserved for issuance thereunder by 12,500,000 shares. Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Form S-8 Registration Statements Nos. 333-09167, 333-87529, 333-110332, 333-143916, 333-163805, 333-189578, 333-202366, as amended pursuant to Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-202366, and 333-226041, as amended pursuant to Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-226041 are incorporated herein by reference except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The following documents filed by Dominion Energy, Inc. (Dominion Energy) with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

•	Dominion Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020,
•	Dominion Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021,
•	Dominion Energy’s Current Reports on Form 8-K filed January 27, 2021, March 23, 2021, April 5, 2021 and May 6, 2021, and
•	the description of the Dominion Energy’s Common Stock contained in Amendment No. 5 to Dominion Energy’s Current Report on Form 8-K filed December 13, 2019.

In addition, all documents filed by Dominion Energy pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

Item 8.Exhibits:

Exhibits

5	Opinion of Carlos M. Brown, Esquire, Senior Vice President, General Counsel and Chief Compliance Officer of Dominion Energy, Inc. (filed herewith).
23.1	Consent of Deloitte & Touche LLP (filed herewith).
23.2	Consent of Carlos M. Brown, Esquire (included in Exhibit 5).
24	Powers of Attorney (included in signature page of the Form S-8 and incorporated by reference).

Item 9.Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, however, that paragraphs a(1)(i) and a(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 25th day of June, 2021.

DOMINION ENERGY, INC.

By:	/s/ Robert M. Blue
Robert M. Blue Chair, President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated below and on the 25th day of June, 2021. The officers and directors whose signatures appear below hereby constitute Carlos M. Brown, Carter M. Reid, or Karen W. Doggett, any one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and generally to do all things in their name in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Robert M. Blue	Chair, President and Chief Executive Officer
Robert M. Blue	(Principal Executive Officer)

/s/ James A. Bennett	Director
James A. Bennett

/s/ Helen E. Dragas	Director
Helen E. Dragas

/s/ James O. Ellis, Jr.	Director
James O. Ellis, Jr.

/s/ D. Maybank Hagood	Director
D. Maybank Hagood

/s/ Ronald W. Jibson	Director
Ronald W. Jibson

/s/ Mark J. Kington	Director
Mark J. Kington

Signature	Title

/s/ Joseph M. Rigby	Director
Joseph M. Rigby

/s/ Pamela J. Royal	Director
Pamela J. Royal

/s/ Robert H. Spilman, Jr.	Director
Robert H. Spilman, Jr.

/s/ Susan N. Story	Director
Susan N. Story

/s/ Michael E. Szymanczyk	Director
Michael E. Szymanczyk

/s/ James R. Chapman	Executive Vice President, Chief Financial Officer and Treasurer
James R. Chapman	(Principal Financial Officer)

/s/ Michele L. Cardiff	Senior Vice President, Controller and Chief Accounting Officer
Michele L. Cardiff	(Principal Accounting Officer)